SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2003

VITAL LIVING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-33211	88-0485596
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 North 40th Street, Suite #105 Phoenix, Arizona
(Address of principal executive offices) (Zip Code)

(602) 952-9909

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
Item 7. Exhibits.
SIGNATURES
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 2.3
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets

     Vital Living Inc. (OTCBB: VTLV) (the “Company” or “Vital Living”) has completed a merger (the “Merger”), effective as of August 20, 2003 (with funding of the related private placement of Series D Convertible Preferred Shares described below completed on August 21, 2003) with E-Nutriceuticals, Inc. (“ENI”), a privately held nutriceutical-based drug development company. ENI was incorporated in the State of Delaware on July 17, 1998. Shortly after its incorporation, ENI entered into a License Agreement under which ENI acquired the license to intellectual property that is used in the formation of its X-Fat dietary supplement product. In December of 2001, ENI entered into a number of agreements with SkyePharma PLC (“Skye”), under one of which ENI exclusively licensed Skye’s Geomatrix™ oral drug-delivery technology for use in nutriceuticals. Since its inception, ENI has not generated significant revenues and has focused primarily on researching and developing its products, negotiating strategic alliances and raising capital.

     As a result of this transaction, SkyePharma PLC (NASDAQ:SKYE; LSE:SKP), a leading international specialty pharmaceutical company focused on drug delivery and a former shareholder in ENI, has become a significant shareholder in Vital Living. Concurrently with the closing of the Merger, Skye completed an investment of $1,000,000 in Series D Convertible Preferred Shares of the Company, and subject to certain additional conditions being satisfied, including the initial closing of a second equity financing of no less than $3,000,000 within 90 days of the effective date of the Merger, Skye has agreed to invest an additional $1,000,000 in the Company on the same terms as such second financing. Skye has provided Vital Living exclusive rights to market its patented Geomatrix™ oral drug-delivery technology and certain other delivery technologies for pharmaceutical applications in China, subject to performance conditions. In addition, Skye has agreed to the assignment to Vital Living of ENI’s rights to apply Geomatrix™ technology to nutriceuticals and has extended the term of those rights.

     The effect of the Merger will be to increase the current outstanding shares of Common Stock of the Company from approximately 22,000,000 shares to approximately 55,000,000 shares Pursuant to the terms of the merger agreement, each former ENI shareholder is entitled to receive 1.93084909 shares of Common Stock of the Company for each share of common stock of ENI held by such person. Each option and warrant to purchase a share of ENI common stock with an exercise price of $1.00 has been converted into an option to purchase two shares of Common Stock of the Company, each at an exercise price of $1.00. Approximately 250,000 options and warrants to purchase share of ENI common stock with an exercise price greater than $1.00 has been converted into an option to purchase one restricted share of Common Stock of the Company, at an exercise price of $1.00. The consideration paid by the Company to ENI shareholders in connection with the acquisition consisted of 31,248,610 newly issued shares of Common Stock. As a result of the Merger and related transactions, Vital Living owns all of the voting securities of ENI and former ENI shareholders own approximately 57% of the outstanding shares of Common Stock of the Company. Included in this amount is 14,204,548 shares of Common Stock which will be owned by Skye. Assuming a conversion of the Series D Convertible Preferred Shares which Skye is acquiring, at the current conversion price, Skye will hold 15,204,548 shares of Common Stock, representing approximately 27.7 % of the outstanding Common Stock. On a fully diluted basis, assuming the conversion of all convertible preferred shares of the Company and the exercise of all existing options and warrants, ENI shareholders, including Skye, will own approximately 38.5% of the approximately 81,000,000 shares of Common Stock which would be outstanding. The Series D Convertible Preferred Shares are convertible into shares of Common Stock at a price of $1.00 per share, subject to adjustment at the end of two years in the event that the Common Stock trades at below the conversion price. The floor for such adjustment is $.25 a share. Skye has been granted registration rights with respect to the shares of Common Stock which it received in the Merger and the shares of Common Stock which it will receive upon conversion of the Series D Convertible Preferred Shares of the Company. Pursuant to such registration rights, Skye may not demand registration until March 31, 2004.

     Concurrently with the closing, a voting agreement was entered into between Skye, Stephen Morris, Fifth Avenue Capital, Inc., Stuart Benson, Donald Hannah and Bradley Edson which will require all of the signatories of the agreement to vote for certain directors which will include four directors nominated by Stuart Benson, Donald Hannah and Bradley Edson, one director nominated by Fifth Avenue Capital, Inc. and one director nominated by Skye. The power to nominate directors ceases when such party or group no longer owns 65% of the shares owned by such party or group on the date of the voting agreement. The voting agreement terminates with respect to any party upon a number of events, including the sooner to occur of the three year anniversary of the voting agreement or the date when such party no longer owns 50% of the shares owned by such party on the date of the voting agreement. The parties to the Voting Agreement have indicated that Ian Gowrie-Smith, Executive Chairman of Skye and Stephen Morris, President of Fifth Avenue Capital will be the nominees proposed by Skye and Fifth Avenue Capital.

     Concurrently with the closing of the Merger, the Company agreed to issue to Brad Edson 1,300,000 restricted shares of Common Stock, and the Company agreed to amend Mr. Edson’s employment agreement to provide a new three year term commencing on the effective date of the Merger. The Company also agreed to amend the employment agreement of Stuart Benson, the President of the Company, to provide a new three year term, also commencing on the effective date of the Merger. Mr. Benson also agreed to enter into an agreement which extinguishes certain full ratchet dilution protection which he has under a warrant agreement with the Company, and fixes the number of shares of VL Common Stock which he may acquire under the warrant. Each of Mr. Edson and Mr. Benson’s employment agreements will also be amended to provide for an accelerated payment of the amount remaining to be paid out under the three year contract period, or twelve months compensation, whichever is greater, if Mr. Edson or Mr. Benson, as the case may be, (i) is terminated as an officer not “for cause”, (ii) is not elected to the board of directors or (iii) is otherwise removed from the board of directors.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

(4) Financial statements of E-Nuticeuticals, Inc. will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report

(b)	Pro forma financial information

(2) Pro forma financial information regarding the acquisition will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

(c)	Exhibits.

The Company agrees to furnish supplementally a copy of any omitted schedules to the exhibits listed above to the Securities and Exchange Commission upon request.

Item 7.	Exhibits.

	2.1.	Merger Agreement, dated August 20, 2003, by and between Vital Living, Inc., VLEN Acquisition Corp., Inc. and ENI
	2.2.	Escrow Agreement, dated August 20, 2003, between the Company, ENI and Mercantile National Bank, as escrow agent
	2.3.	Shareholder Agreement, dated August 20, 2003, by and between Brad Edson, Stuart Benson, Donald Hannah, Fifth Avenue Capital, Inc. and Skye Pharma PLC
	4.1	Certificate of Designation, Rights and Preferences relative to the Series D Convertible Preferred Stock
	10.1	Subscription Agreement, dated August 20, 2003, by and between Vital Living, Inc., and SkyePharma PLC
	10.2	Registration Rights Agreement, dated August 20, 2003,, by and between Vital Living, Inc., and SkyePharma PLC
	10.3	Amendment No. 1 to the Development and License Agreement, dated December 28, 2001, by and between ENI and SkyePharma PLC
	10.4	Amended Development and License Agreement, dated August 20, 2003, between ENI and SkyePharma PLC
	99.1	Press Release announcing consummation of the Merger Agreement with ENI

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.
	By	/s/ Bradley D. Edson Bradley D. Edson, C.E.O.
Date: September 5, 2003